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                                                                    EXHIBIT 11.1

                           AXENT TECHNOLOGIES, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

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                                                                    Year Ended              Year Ended
                                                                   December 31,             December 31,
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                                                                       1995                     1996
                                                                   ------------             ------------
Income (loss) from continuing operations                           $(2,695,000)              $ 3,285,000
Income from discontinued operations                                  5,050,000                 2,395,000
                                                                   ------------------------------------------------
Net income                                                         $ 2,355,000               $ 5,680,000
                                                                   ================================================

Weighted average common shares outstanding                           9,000,406                10,662,043
Common shares issued within one year of initial filing                   9,075                        --
Stock options issued within one year of initial filing
 (using the treasury stock method and public offering price of
 $14.00 per share)                                                     108,958                        --
                                                                   ------------------------------------------------
Weighted average number of common shares outstanding                 9,118,439                10,662,043

Net income (loss) per common share
 and common share equivalents:
   Continuing operations                                           $     (0.30)              $      0.31
   Discontinued operations                                         $      0.56                      0.23
                                                                   ------------------------------------------------
                                                                   $      0.26               $      0.54
                                                                   ================================================

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